Exhibit 2

                                ESCROW AGREEMENT

     This ESCROW AGREEMENT (this "Agreement") is made and entered into as of April 22, 2002, by and among _______________ ("Escrow Agent"), MORGAN STANLEY REAL ESTATE FUND III, L.P., a Delaware limited partnership ("MSREF"), MORGAN STANLEY REAL ESTATE INVESTORS III, L.P., a Delaware limited partnership ("MSREI"), MSP REAL ESTATE FUND, L.P., a Delaware limited partnership ("MSP"), and MSREF III SPECIAL FUND, L.P., a Delaware limited partnership ("Special Fund") (collectively, "Sellers") and LEVITT COMPANIES, LLC, a Florida limited liability company ("Purchaser").

                                    RECITALS:

     A. Purchaser and Sellers have entered into a Stock Purchase Agreement, dated April 10, 2002 (the "Purchase Agreement"), pursuant to which Purchaser will purchase from Sellers 5,882,353 of the issued and outstanding shares (the "Company Shares") of common stock of Bluegreen Corporation, a Massachusetts corporation (the "Company").

     B. Section 1.03 of the Purchase Agreement provides that contemporaneous with the execution of this Agreement, Purchaser will deposit with Escrow Agent $2,337,559.00 (the "Remaining Purchase Price"), and Sellers will deposit with Escrow Agent certificates representing 333,937 of the Company Shares (the "Remaining Shares"), with duly executed stock powers endorsed in favor of Purchaser (such certificates and powers being the "Remaining Share Certificates and Powers"), in each case to be held and distributed upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1. Certain Definitions. All capitalized terms used and not otherwise defined herein have the respective meanings ascribed thereto in the Purchase Agreement. For purposes of this Agreement, the following terms will have the following meanings:

     1.1 Escrowed Funds. The term "Escrowed Funds" means collectively (i) the Remaining Purchase Price Escrowed Funds, and (ii) the Remaining Share Escrowed Funds.

     1.2 Escrowed Shares. The term "Escrowed Shares" means the Remaining Shares and any other non-cash property deposited with the Escrow Agent pursuant to
Section 4.3.

     1.3 Remaining Share Escrowed Funds. The term "Remaining Share Escrowed Funds" means any and all cash dividends on and cash distributions with respect to Escrowed Shares deposited with and held by Escrow Agent pursuant to Section 4.2, plus all earnings on, and proceeds of investment of, such funds pending distribution or disbursement thereof in accordance with the provisions of this Agreement, and less any distributions or disbursements made pursuant to Sections
4.2 and 4.3 to satisfy tax obligations.

     1.4 Remaining Purchase Price Escrowed Funds. The term "Remaining Purchase Price Escrowed Funds" means the amount of the Remaining Purchase Price, being $2,337,559.00 in cash deposited in escrow as provided in Section 3.1 plus all earnings on, and proceeds of investment of, such escrowed funds pending distribution or disbursement thereof in accordance with the provisions of this Agreement.

     2. Appointment of Escrow Agent. Escrow Agent is hereby appointed as escrow agent to hold and disburse the funds and shares deposited hereunder in accordance with the terms of this Agreement.

     3. Deposits in Escrow.

     3.1 Deposit of Remaining Purchase Price Escrowed Funds. Simultaneously with the execution and delivery of this Agreement, Purchaser has deposited with Escrow Agent the Remaining Purchase Price in cash pursuant to Section 1.03 of the Purchase Agreement, and Escrow Agent hereby acknowledges receipt thereof.

     3.2 Deposit of Escrowed Shares. Simultaneously with the execution and delivery of this Agreement, Sellers have deposited with Escrow Agent the Remaining Share Certificates and Powers pursuant to Section 1.03 of the Purchase Agreement, and Escrow Agent hereby acknowledges receipt thereof.

     4. Certain Matters Relating to Escrowed Shares.

     4.1 Voting. All voting rights with respect to the Escrowed Shares may be exercised by Purchaser. Each Seller hereby grants to and appoints Purchaser as its proxy and attorney-in-fact (with full power of substitution) to vote or act by written consent with respect to the Escrowed Shares owned of record by such Seller. This proxy is coupled with an interest and shall be irrevocable.

     4.2 Cash Dividends. All cash dividends and other cash distributions paid or made with respect to or on Escrowed Shares (less a portion thereof necessary to enable Sellers to satisfy any federal or state income tax liabilities of Sellers resulting therefrom) will be deposited by Sellers with Escrow Agent promptly upon receipt thereof and thereafter will be held and applied by Escrow Agent as part of the Remaining Share Escrowed Funds.

     4.3 Non-Cash Dividends. All non-cash dividends and all other non-cash distributions paid or made on the Escrowed Shares, including without limitation all shares or other securities or property paid as a dividend on or distributed in respect of the Escrowed Shares, and all shares or other securities into which the Escrowed Shares may be changed or for which they may be exchanged pursuant to corporate action of the Company affecting its common stock generally (in any case, less a portion thereof necessary to enable Sellers to satisfy any federal or state income tax liability of Sellers resulting therefrom) will be deposited by Sellers with Escrow Agent promptly upon receipt thereof and thereafter will be held and applied by Escrow Agent as part of the Escrowed Shares.

     5. Investment of Escrowed Funds.

     5.1 Investment of Remaining Purchase Price Escrowed Funds. Escrow Agent will invest and reinvest the Remaining Purchase Price Escrowed Funds, as Sellers direct in writing from time to time, in federally insured interest bearing bank accounts, certificates of deposit of federally insured financial institutions, treasury bills or other direct federally guaranteed investments or in mutual funds invested primarily in obligations of the type described above. All earnings on, and proceeds of investment of, the Remaining Purchase Price Escrowed Funds pending distribution or disbursement thereof in accordance with the provisions of this Agreement will be received, held and applied by Escrow Agent as part of the Remaining Purchase Price Escrowed Funds and for tax reporting purposes will be allocable to Sellers in the following proportions: 35.45020% to MSREF; 1.64330% to MSREI; 28.38460% to MSP; and 34.52190% to Special Fund.

     5.2 Investment of Remaining Share Escrowed Funds. Escrow Agent will invest and reinvest the Remaining Share Escrowed Funds, as Purchaser directs in writing from time to time, in federally insured interest bearing bank accounts, certificates of deposit of federally insured financial institutions, treasury bills or other direct federally guaranteed investments or in mutual funds invested primarily in obligations of the type described above. All earnings on, and proceeds of investment of, the Remaining Share Escrowed Funds pending distribution or disbursement thereof in accordance with the provisions of this Agreement will be received, held and applied by Escrow Agent as part of the Remaining Share Escrowed Funds and for tax reporting purposes will be allocable to Purchaser.

     6. Payment of Taxes.

     6.1 Taxes on Remaining Purchase Price Escrowed Funds. Sellers will be liable for, and will from time to time when due and payable, pay and discharge all taxes imposed with respect to the Remaining Purchase Price Escrowed Funds or any income arising therefrom, including without limitation taxes assessed on dividends, distributions or other earnings on, or proceeds of investment of, the Remaining Purchase Price Escrowed Funds, and will, jointly and severally, indemnify Escrow Agent and hold it harmless from and against such taxes.

     6.2 Taxes on Remaining Share Escrowed Funds or Escrowed Shares. Purchaser will be liable for, and will from time to time when due and payable, pay and discharge all taxes imposed with respect to the Escrowed Shares or the Remaining Share Escrowed Funds or any income arising therefrom, including without limitation taxes assessed on dividends, distributions or other earnings on, or proceeds of investment of, the Escrowed Shares or the Remaining Share Escrowed Funds, and will indemnify Escrow Agent and hold it harmless from and against such taxes. Purchaser will be deemed to have satisfied any federal or state income tax liabilities with respect to dividends or distributions deposited pursuant to Section 4.2 or 4.3 to the extent Sellers deducted a portion of such dividends or distributions from such deposit to satisfy any federal or state income tax liability resulting therefrom.

     7. No Liens or Encumbrances on Escrowed Shares or Escrowed Funds. Neither Sellers nor Purchaser will grant or otherwise permit to exist any lien with respect to the Escrowed Funds or Escrowed Shares, or its claims thereto.

     8. Distributions. Promptly following the earlier of (a) Escrow Agent's receipt of a certificate from Sellers to the effect that the condition in Exhibit C to the Purchase Agreement has been satisfied, and (b) 10:00 a.m. Dallas, Texas time on June 14, 2002, Escrow Agent will distribute to (i) Sellers the Remaining Purchase Price Escrowed Funds then held in escrow by


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

wire transfer of immediately available funds to the accounts specified on Exhibit A in the following proportions: 35.45020% to MSREF; 1.64330% to MSREI; 28.38460% to MSP; and 34.52190% to Special Fund, and (ii) Purchaser the Escrowed Shares, including without limitation the Remaining Share Certificates and Powers, and the Remaining Share Escrowed Funds by wire transfer of immediately available funds to the account specified on Exhibit B. Sellers will deliver a copy of the certificate contemplated by this Section 8 to Purchaser at the same time and in the same manner that it is delivered to Escrow Agent.

     9. Escrow Agent.

     9.1 General.  Purchaser and Sellers acknowledge and agree that Escrow Agent
(i) will not be responsible for any of the agreements referred to herein but will be obligated only for the performance of such duties as are specifically set forth in this Agreement; (ii) will not be obligated to take any legal or other action hereunder which might in its judgment involve expense or liability unless it shall have been furnished with indemnity acceptable to it; (iii) may rely on and will be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and will have no responsibility for determining the accuracy thereof; and (iv) may consult counsel satisfactory to it, including house counsel, and the advice or opinion of such counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     9.2 Liability. Neither Escrow Agent nor any of its directors, officers or employees will be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence, bad faith or willful misconduct. Purchaser and Sellers will, jointly and severally, indemnify Escrow Agent and hold it harmless without limitation from and against any loss, liability or expense of any nature incurred by Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including, but not limited to, legal fees and expenses and other costs and expenses of defending or preparing to defend against any claim of liability in the premises, unless such loss, liability or expense is caused by Escrow Agent's gross negligence, bad faith or willful misconduct. In no event will Escrow Agent be liable for indirect, punitive, special or consequential damages.

     9.3 Compensation. Purchaser and Sellers hereby have each paid one-half of Escrow Agent's compensation for its services hereunder in the amount of $_____________. Escrow Agent will be entitled to reimbursement on demand for all expenses incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation payment of any legal fees and expenses incurred by Escrow Agent in connection with the resolution of any claim by any party hereunder.

     9.4 Resignation. Escrow Agent may at any time resign as Escrow Agent hereunder by giving 30 days' prior written notice of resignation to the other parties hereto. Prior to the effective date of the resignation as specified in such notice, Sellers will issue to Escrow Agent a written instruction authorizing redelivery of the Escrow Funds to a successor escrow agent that it selects subject to the reasonable consent of Purchaser. Such successor escrow agent will be a


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

     bank or trust company, organized and existing under the laws of the United States or any state thereof, subject to examination by state or federal authorities, and have capital and surplus in excess of $100,000,000. If, however, Sellers fail to name a successor escrow agent within 20 days after the notice of resignation from Escrow Agent, Purchaser will be entitled to name such successor escrow agent. If no successor escrow agent is named by Purchaser or by Sellers, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent. The provisions of Section 9.2 will survive the resignation or removal of Escrow Agent or the termination of this Agreement.

     9.5 Additional Escrowed Funds. Escrow Agent need not inquire into or verify whether additional cash, shares or other securities or property are required to be delivered to Escrow Agent pursuant to Sections 4.2 and 4.3 or inquire into or verify the tax calculations of any party hereto contemplated by such Section and may assume, instead, that its duties are only to hold the Remaining Shares and Remaining Purchase Price deposited on the date hereof and such additional property as is delivered to it in accordance with this Agreement.

     10. Miscellaneous Provisions.

     10.1 Notice. Any notice, consent, waiver or demand pursuant to or in connection with this Agreement must be in writing and will be deemed to be delivered when personally delivered or when actually received by facsimile transmission, overnight courier of national reputation or United States mail, at the address or facsimile number stated below (or at such other address or facsimile number as such party may designate by written notice to all other parties), with copies sent to the persons indicated:

          SELLERS:

          c/o Morgan Stanley Real Estate Fund III, L.P.
          37th Floor
          1585 Broadway
          New York, New York  10036-8293
          Attention:  Michael J. Franco
          Facsimile No.: (212) 761-0165

          Copy to:

          Jones, Day, Reavis & Pogue
          2727 North Harwood Street
          Dallas, Texas  75201
          Attention:  David J. Lowery
          Facsimile No.: (214) 969-5100

          PURCHASER:

          Levitt Companies, LLC
          1750 East Sunrise Boulevard
          Fort Lauderdale, Florida 33304
          Attention: John E. Abdo, President
          Facsimile No.: (954) 768-0520


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

          Copies to:

          BankAtlantic Bancorp, Inc.
          1750  East Sunrise Boulevard
          Fort Lauderdale, Florida 33304
          Attention: Alan B. Levan, Chairman
          Facsimile No.:  (954) 768-0520

          Stearns Weaver Miller Weissler
          Alhadeff & Sitterson, P.A.
          Suite 2200
          150 West Flagler Street
          Miami, FL  33130
          Attention: Alison W. Miller
          Facsimile No.: (305) 789-3395

          ESCROW AGENT:

          __________________________________
          __________________________________
          __________________________________
          Attention: _______________________
          Facsimile No.: ___________________

          Copy to:

          __________________________________
          __________________________________
          __________________________________
          Attention: _______________________
          Facsimile No.: ___________________

     10.2 Entire Agreement. This Agreement, the Purchase Agreement and the agreements and documents delivered hereunder and thereunder constitute the entire agreement among the parties hereto with respect to the subject matters hereof and thereof and there are no understandings, representations, warranties or agreements relative hereto and thereto which are not fully expressed herein and therein. No change, waiver or discharge of this Agreement will be valid unless in writing and executed by the party against whom such change, waiver or discharge is sought to be enforced.

     10.3 Assignment. This Agreement will apply to, inure to the benefit of, and be binding upon and enforceable against the parties to this Agreement and their respective legal representatives, successors and permitted assigns.

     10.4 Exculpation. Notwithstanding any provision herein to the contrary, the liability of each Seller shall be limited to the assets of such Seller and no partner, shareholder, officer, director, employee or agent of any Seller shall have any personal liability hereunder.

     10.5 Governing Law. This Agreement, and the rights and obligations of the parties hereto, will be governed by the substantive laws of the State of New York without giving effect to the principles of conflict of laws of that state. Each of Sellers and Purchaser irrevocably submits to the exclusive jurisdiction of the federal or state courts located in New York County, New York for purposes of any action, suit or other proceeding arising out of this Agreement or any transaction contemplated under this Agreement, and irrevocably waives any objection which it may now or hereafter have to the venue of any suit, action or proceeding brought in such courts and any claim that such suit, action or proceeding brought in such courts has been brought in an inconvenient forum and lack of jurisdiction.

     10.6 Captions. Any captions, headings and arrangements used in this agreement are for convenience and do not in any way effect, limit or amplify the terms and provisions of this Agreement.

     10.7 Expenses. Subject to Section 9.3, Sellers will be responsible for their own expenses (including without limitation, legal and accounting fees) and Purchaser will be responsible for its own expenses (including, without limitation, legal and accounting fees) incurred in connection with the transactions contemplated under this Agreement, whether or not such transactions are consummated.

     10.8 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which will be deemed to be an original, but which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                        ESCROW AGENT


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

         [Sellers' and Purchaser's signatures begin on following page.]


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

                                   SELLERS:

                                   MORGAN STANLEY REAL ESTATE FUND III, L.P.

                                   By: MSREF III, L.L.C., its general partner

                                   By: MSREF III, Inc., its MS Member

                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                   MORGAN STANLEY REAL ESTATE INVESTORS III,
                                   L.P.

                                   By: MSREF III, L.L.C., its general partner

                                   By: MSREF III, Inc., its MS Member

                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                   MSP REAL ESTATE FUND, L.P.

                                   By: MSREF III, L.L.C., its general partner

                                   By: MSREF III, Inc., its MS Member

                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


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

                                   MSREF III SPECIAL FUND, L.P.

                                   By: MSREF III, L.L.C., its general partner

                                   By: MSREF III, Inc., its MS Member

                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                   PURCHASER:

                                   LEVITT COMPANIES, LLC

                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


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

                                    Exhibit A
                       Sellers' Wire Transfer Instructions

   Seller                         Account                              Amount
   ------                         -------                              ------

                                    Exhibit B
                     Purchaser's Wire Transfer Instructions